(English Translation)

Exhibit 10.12

Purchase Contract
Contract Number: CF-JKY-007

Buyer: Beijing PKU Chinafront Technology CO., LTD. (“Party A”)

Seller: Beijing Qiankunjianye Science and Technology Development Co., Ltd. (“Party B”)

According to Contract Law of the People’s Republic of China and the relevant provisions, upon consultation, Party A and Party B enter into this Contract as follow based on the principle of amicable cooperation.

1. Definitions

1.1 Products or goods mean the purchased goods as set forth in the annex (totally two copies) hereof.

1.2 Delivery:

a. In the event the products or goods will be sent by Party B to the place named by Party A or will be taken by Party A itself, a delivery is deemed made if Party A or the consignee named by it signs for the products or goods.

b. In the event Party B is bound to arrange for carriage of the products or goods on behalf of Party A, a delivery is deemed made when Party B hands the equipments over to the first carrier.

c. If otherwise stipulated by the Parties, such stipulations shall prevail.

1.3 Delivery date means the date on which Party B delivers the products or goods to any of the following three parties:

a. Party A;

b. the consignee named by Party A;

c. the first carrier.

1.4 Time limit of payment means the deadline on or before which Party A shall pay the purchase price in the bank account of Party B.

2. Structure of the Contract

2.1 Other than the terms and conditions of the Contract, detailed specification of the products, transaction details as well as other terms and conditions relating to the transaction which the Parties think necessary to ascertain and accept shall be separately set forth in the annexes which constitute integral parts of the Contract.

2.2 In the event of any conflict between the terms and conditions of the documents involve in the Contract and those of the annexes, the terms and conditions of the annexes shall prevail.

3. Total Price of the Contract (See Annex 1 for details of the products.)

Total amount of the subject matter of the Contract is RMB 558,000.

4. Place, Date and Method of Delivery

4.1 Place of delivery: The place named by Party A (Scientific Research Institute of Ministry of Communications)

4.2 Delivery date: Within five days after Party A pays the down payment

5. Time limit of Payment

Within seven working days after the conclusion of the Contract, Party A shall pay Party B 5% of the total contract price (RMB 27,900) by cheque as the down payment. Within one month after the arrival of the goods at the place named by Party A and passing the acceptance check conducted by Party A, Party B shall provide Party A with legal special value-added tax invoices for the total contract price, and Party A shall pay Party B 90% of the total contract price (RMB 502,200) by cheque. The remaining 5% of the total contract price (RMB 27,900) shall be paid by the buyer to the seller within three months after the acceptance check of the goods

6. Arrival, Installation and Acceptance Check of Products and Raising of Objection

6.1 Quantity and packing of the products delivered by Party B shall conform to the provisions of the manufacturers and the annexes hereof.

6.2 Party B shall notify Party A after the arrival of the products. Party A shall conduct the acceptance check according to the product quality requirements and technical standards of original manufacturers as well as the specifications, model numbers and quantity of the products as provided for in the relevant annexes of the Contract. If any product is found unqualified during the acceptance check, Party A shall immediately raise a written objection to Party B. If Party B does not receive the objection within five working days after the delivery of the products, the products shall be deemed have passed the acceptance check.

6.3 Party B shall be responsible for initial installation, debugging and repair of the products.

7. Quality Guarantee and After Service

7.1 Party B warrants that the products ordered under the Contract are acquired through legal channels and are products of original manufacturers recognized by original manufacturers;

7.2 Party B warrants that the products have intact packing, quantity and model numbers of the products conforming to the stipulations of the Contract and the products have no apparent damages after unpacked.

7.3 The serial numbers of the products provided by Party B must be consistent with the end user (Scientific Research Institute of Ministry of Communications).

7.4 Party B warrants that the products provided by it to Party A under the Contract and the annexes thereof are brand-new products of original manufacturers, and the quality of such products entirely conforms to the product quality standards of original manufacturers.

7.5 Party B shall replace defective products by the products conforming to the specifications, quality and performance as provided for herein.

7.6 Free guarantee period of the products: Party B provide the guarantee service under the after service of original manufacturers for the products hereunder. The guarantee period shall be subject to the guarantee of original manufacturers. Free guarantee will commence from the date Party A receives the goods and shall not be less than one year. Party B will provide Party A with service for value beyond the guarantee period. The service fee shall be subject to the standards as agreed upon between the Parties or the standards of the manufacturers.

8. Title and Custody Risk of the Products

8.1 The title to the products as listed in the annexes hereof belongs to Party B wherever they are located before Party A pays off the total price. Party B shall be entitled to withdraw the products already delivered to Party A in any way if the Contract can not be performed.

8.2 The custody risk of the products as listed in the annexes of the Contract shall be borne by Party B from the taking effect of the Contract till Party B delivers the products to Party A. The custody risk of the products will automatically pass to Party A after Party B delivers the products to the place as stipulated herein, and Party B will no longer bear any liability of custody.

8.3 Packing of the equipments shall be standard packing of original manufacturers.

9. Liability for Breach of Contract and Compensation

9.1 Breach of Contract by Party A

a. If Party A fails to make the payment as required by the Contract, it shall pay Party B the liquidated damages at 5‰ of the delayed amount for each delayed day. In addition, Party A shall bear the economic loss incurred by Party B arising from this. Total amount of the liquidated damages shall not exceed 20% of the contract price.

The liquidated damages, damages and other economic loss payable under the Contract shall be paid to the other Party within fifteen days after the liability is ascertained, otherwise, it will be deemed as a delay in payment.

b. If the failure by Party A to make the payment as required by the Contract causes the delay in the delivery by Party B, Party B shall not bear any liability for breach of contract.

9.2 Breach of Contract by Party B

a. If Party B fails to deliver the goods as required by the Contract, it shall pay Party A the liquidated damages at 5‰ of the total contract amount for each delayed day. In addition, Party B shall bear the economic loss incurred by Party A arising from this. Total amount of the liquidated damages shall not exceed 20% of the contract price.

b. If the products provided by Party B are not brand-new original products of the manufacturers, Party B shall immediately replace its products till the products pass the acceptance check conducted by Party A, otherwise, Party A has the right not to make the payment. In addition, if such reasons as the replacement of products cause the delay by Party B in the delivery, Party B shall bear liability according to the above Article (9.2a).

c. If Party B can not provide the goods conforming to the requirements of the Contract within stipulated time and so breaches the Contract, in addition to the earnest money rule, Party A may require Party B to bear the economic loss arising therefrom.

The liquidated damages, damages and other economic loss payable under the Contract shall be paid to the other Party within fifteen days after the liability is ascertained, otherwise, it will be deemed as a delay in payment.

10. Force Majeure

10.1 In the event any Party hereto can not perform the Contract on schedule due to such force majeure events as war, fire, flood, typhoon, earthquake, and political factors, the time for performing the Contract shall be extended, and the liability for breach of contract may be wholly or partly exonerated as appropriate.

10.2 The Party prevented by force majeure shall notify the other Party of the occurrence of the force majeure event in writing within possible shortest time, and send the certificate produced by the relevant organ or other materials recognized by the public to the other Party as certification within fifteen days thereafter.

10.3 If the influence of the force majeure factor lasts for more than sixty days, the Parties shall amicably consult with each other about the means for the continuing performance of the Contract was soon as possible.

10.4 In the event of any circumstance beyond the control of Party A and Party B, including but not limited to the delay in or rejection of issuing necessary import permit by any governmental depart, the Parties shall understand the nonperformance of obligations within the delayed period and wholly or partly exonerate the liability for breach of contract as appropriate.

11. Dispute Settlement

11.1 Any question relating to the Contract shall be settled through consultation between the Parties based on the principles of mutual trust and honesty. The Parties agree all disputes arising from the Contract shall be submitted before the People’s Court of the domicile of the plaintiff for settlement through litigation.

12. Modification of the Terms of Contract

12.1 Upon execution of the Contract, any modification of it may take effect only after signed by Party A and Party B. Any modification of terms unilaterally made by any Party in any way will be invalid.

13. Termination of the Contract

13.1 The Contract will be naturally terminated after all the obligation of the Parties as provided for in the Contract and the relevant annexes thereof are completely performed.

13.2 Any term of the Contract and the relevant annexes thereof will inure to respective successors and assigns of the Parties before the termination of its legal effect.

14. Effect of the Contract

14.1 The Parties agree that the contents of the Contract and the annexes thereof are the entire contents finally determined in the cooperation between them. The representatives of Party A and Party B have respectively obtained the approval from their respective organizations and finally executed the Contract on behalf of their respective organizations at the place where Party B is located. This Contract may take effect only after stamped by the special contract seals or official seals of the Parties. This Contract will immediately take effect as of the date on which the Parties sign and affix special contract seals /official seals to the Contract, and will be automatically terminated as of the date on which the Parties completely perform all their respective obligations.

14.2 The annexes hereof are integral parts of the Contract. This Contract is made in duplicate with equal legal effect, and each Party holds one. The Parties agree that the faxes of various documents relating to this Contract and stamped with the contract seal or official seal by Party A or Party B are valid.

14.3 The faxes of the Contract as signed and stamped by the Parties have equal legal effect with the Contract.

15. Execution of the Contract

15.1 The Parties acknowledge they have reviewed and understood all the contents of the Contract and the relevant annexes thereof, and agree the Contract and the relevant annexes thereof will supersede any oral or written undertakings previously made by and between the Parties concerning the cooperation.

15.2 The Parties acknowledge and confirm that the faxes of the Contract and the relevant annexes thereof or various documents relating to this Contract, if only having the personal signature of the representative of Party A or Party B but not stamped with the contract seal or official seal by Party A or Party B, the Parties will not acknowledge their binding force and legal effect upon the Parties, and all losses and consequences arising therefrom shall be solely borne by the relevant Party and the Party has no right to make claims against the other Party.

15.3 This Contract shall be stamped with the contract seals or official seals of Parties to indicate that the Parties agree to all terms of the Contract and the relevant annexes thereof.

Party A: Beijing PKU Chinafront Technology CO., LTD.
Representative: Zhang Zongping
Telephone: 86-010-82671299
Date: September 7, 2006

Party B: Beijing Qiankunjianye Science and Technology Development Co., Ltd.
Representative: Teng Jianwei
Telephone:
Date: September 7, 2006

Annex 1

Summary of the Quotations of IBM Products

Sequence Number	Name	Unit (USD)	Quantity	Converted Price (RMB)	Remarks
1	IBM P55A Server1	184,532	1	166,079	See Annex 2 for concrete configuration
2	IBM P55A Server2	184,163	1	165,747
3	Liquid Crystal Bundle	29,100	1	29,100
4	Cabinet	9,954	1	10,949
5	Fiber Disk array	188520	1	188520
Total				560,395
Final contract price (value-added tax included)				558,000.00

Party A: Beijing PKU Chinafront Technology CO., LTD.

Party B: Beijing Qiankunjianye Science and Technology Development Co., Ltd.